SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[     ]    Preliminary Proxy Statement
[     ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ]    Definitive Proxy Statement
[ X ]   Definitive Additional Materials
[     ]    Soliciting Material Pursuant Under Rule 14a-12

JCM PARTNERS, LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

SEE LETTER ON THE

REVERSE SIDE OF THIS PAGE

FOR INFORMATION REGARDING

UPCOMING TOWN HALL MEETINGS,

ANNUAL MEETING OF INVESTORS

AND

RELATED PROXY MATERIALS

ATTEND JCM’S TOWN HALL MEETING

You are cordially invited to attend JCM’s Town Hall Meeting. The meeting presenters will provide an overview of the proposals that are being made by your Board of Managers to be voted on at JCM’s annual meeting to be held on Wednesday, June 25th. These essential proposals are important to you and the future of JCM. JCM representatives Liz Bacon, Marv Helder, Gayle Ing and Mike Vanni will be present to discuss the proxy statement and answer any questions you may have about the annual meeting.

California

Date:	Friday, May 30, 2003

Time:	5:30 – 6:30 PM: Check-In and Reception 6:30 PM: Meeting Commences

Place:	Faith Christian Fellowship 860 Bancroft Road Walnut Creek, California

Michigan

Date:	Friday, June 6, 2003

Time:	5:30 – 6:30 PM: Check-In and Reception 6:30 PM: Meeting Commences

Place:	South Christian High School Auditorium 160 68th Street, S.W. Grand Rapids, Michigan

Your Vote is Essential!

     Please bring your proxy materials to the meeting. Additional proxy cards (ballots) will be available for your convenience.

All JCM Members Are Invited

May 19, 2003

Dear JCM Investor:

I am pleased to invite you to JCM’s third Annual Meeting of Members. The meeting will be held on June 25th in Sacramento, California. Enclosed are the proxy materials you will need for that meeting. These materials provide the time and address of the meeting and consist of the following items:

•	An Invitation to our Town Hall Meeting, at which we will address any questions you may have regarding the proposals included in the Proxy Statement;

•	The Proxy Statement, which discusses important proposals for which your vote is needed; and

•	A Proxy Card (ballot) on which you should record your vote on each of the proposals.

As in the past, the proposals before us this year are of great importance. It is essential that you familiarize yourself with the enclosed materials. If you have questions regarding any of the proposals, we suggest that you plan to attend one of the Town Hall Meetings, where we will discuss the proposals and provide you with an opportunity to ask questions about the proposals. If you are unable to attend either of these meetings, feel free to call me with your questions and concerns.

Whether or not you plan to attend the Town Hall Meeting or the Annual Meeting, please be certain to take the time to vote, as there are several critical proposals included in the proxy materials that will affect you and the future of JCM. Please mark the appropriate boxes, sign and date the proxy card (ballot) and return it in the enclosed, postage-paid envelope as soon you have sufficiently reviewed the materials. Please make certain we receive your proxy cards by Friday, June 20, 2003.

I look forward to seeing you soon.

Sincerely,

Michael Vanni
Chairman

Board of Managers: Henry Conversano, Arthur den Dulk, Frank Deppe, Henry Doorn, Jr., Gayle Ing (CEO), Marvin Helder (Vice-Chairman), Kenneth Horjus, Lois Mol, Neal Nieuwenhuis, Michael Vanni (Chairman).